Exhibit 99.1

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com

DIGITAL REALTY TO ACQUIRE TELX

Significantly Increases Breadth of Digital Realty’s Global

Data Center Platform and Provides Opportunities for Growth

Expected to Be Accretive in 2016

San Francisco, CA (July 14, 2015) – Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center and colocation solutions, and Telx, a national provider of data center colocation, interconnection and cloud enablement solutions, announced today they have entered into a definitive agreement under which Digital Realty will acquire Telx from private equity firms ABRY Partners and Berkshire Partners in a transaction valued at $1.886 billion.

The combination is expected to double Digital Realty’s footprint in the rapidly-growing colocation business, as well as provide Digital Realty customers access to a leading interconnection platform. Telx’s extensive interconnection ecosystem enables the exchange of information between communications service providers, enterprises, content providers and other entities with low latency and diverse connectivity across a global network and is expected to provide Digital Realty an opportunity for future growth. As of March 31, 2015, Telx managed 1.3 million square feet of data center space operating out of 20 facilities across the country, of which two are Telx-owned, 11 are leased from Digital Realty, one is partially sub-leased from Digital Realty and an unrelated third party, and six are leased from third parties.

“This transformative transaction is consistent with our strategy of sourcing strategic and complementary assets to strengthen and diversify Digital Realty’s data center portfolio and expand our product mix and increase our presence in the attractive colocation and interconnection space,” said A. William Stein, Digital Realty’s Chief Executive Officer. “Telx’s well-established colocation and interconnection businesses provide access to two rapidly-growing segments with long-standing customer relationships in top-tier metropolitan areas such as New York and Silicon Valley. The fact that more than half of Telx’s 20 facilities are run out of Digital Realty properties further highlights the strategic fit as well as the potential incremental revenue opportunities we expect to be able to pursue as one company on a global basis. This transaction advances our objective of ensuring that Digital Realty’s suite of products and services is able to best serve our customers’ current and future data center needs.”

“We are excited to join Digital Realty and become part of a much larger global data center services platform,” said Chris Downie, Chief Executive Officer of Telx. “We look forward to working with the Digital Realty team to extend a broader, enhanced data center solution to our collective customers. The combination of Telx’s colocation and interconnection capabilities with Digital Realty’s expansive wholesale platform provides greater flexibility and optionality for our customers and creates a global, solutions provider covering wholesale customer applications and smaller performance-oriented deployments in select high growth urban submarkets across the U.S. As we open this new chapter, I am proud of our team who, with the support of our partners, ABRY and Berkshire, have significantly increased Telx’s revenue and earning since 2011 and have positioned the company for long term growth.”

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com

Closing Details and Financial Impact

In connection with the definitive agreement, Digital Realty received a commitment from a syndicate of lenders for a $1.850 billion unsecured term loan bridge facility, the proceeds of which will be available for use, if necessary, to fund a portion of the acquisition of Telx. Borrowings, if any, under the bridge facility will bear interest at a rate based, at the borrower’s option, on LIBOR or a Base Rate (as defined in the commitment papers), in each case plus an applicable margin based on Digital Realty’s credit rating, and the facility will mature 364 days after the closing date of the acquisition of Telx.

The transaction is expected to close later in the year and is subject to customary closing conditions. The transaction is expected to be accretive to 2016 financial metrics.

BofA Merrill Lynch and Morgan Stanley are serving as Digital Realty’s financial advisors, and Latham & Watkins LLP is serving as Digital Realty’s legal counsel in connection with the pending acquisition. Barclays and DH Capital are serving as financial advisors and Kirkland & Ellis LLP is serving as legal counsel to ABRY Partners, Berkshire Partners and Telx in connection with the pending acquisition.

Additional details about the transaction will be provided on Digital Realty’s second quarter 2015 earnings call scheduled for Thursday, July 30, 2015.

For Additional Information:

Media Inquiries

John Christiansen / Lindsay Andrews / Reze Wong

Sard Verbinnen & Co

(415) 618-8750

Investor Relations

John J. Stewart

Senior Vice President

Investor Relations

Digital Realty Trust, Inc.

(415) 738-6500

About Digital Realty

Digital Realty supports the data center and colocation strategies of more than 600 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com

About Telx

Telx is a data center solution provider fueling infrastructure, interconnection and business progress. A privately held company headquartered in New York with west coast operations out of San Francisco, Telx serves a broad range of industries from 20 data centers located across 13 U.S. metro areas: the New York/New Jersey metro area, Chicago, Dallas, Los Angeles, San Francisco, Santa Clara, Seattle, Portland, Atlanta, Miami, Phoenix and Charlotte, N.C. Telx manages 1.3 million square feet of data center space and more than 52,000 network connections.

About Berkshire Partners LLC

Berkshire Partners, the Boston-based investment firm, has invested in over 100 middle market companies since 1986 through eight investment funds with aggregate capital commitments of over $11 billion. Berkshire has developed specific industry experience in several areas, including communications, consumer products and retail, business services, industrial manufacturing and transportation. Within communications, the firm has particular expertise in infrastructure investments including Crown Castle International (NYSE:CCI) and Lightower Fiber Networks. Berkshire has a strong history of partnering with management teams to grow the companies in which it invests, with the goal of consistently achieving superior investment returns. The firm seeks to invest $50 million to $500 million of equity capital in each portfolio company.

About ABRY Partners

Founded in 1989, ABRY Partners is a media, communications, and business and information services focused private equity investment firm. Since its founding, ABRY has completed over $42 billion of transactions, representing investments in over 450 companies. The firm is currently managing over $4.3 billion of total capital and is investing out of a $1.9 billion private equity fund, $950 million senior equity fund, and a $1.5 billion senior debt fund.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the acquisition of Telx, the expected benefits from the acquisition, expected timing for closing the acquisition and financing plans. These risks and uncertainties include, among others, the following: the impact of current global economic, credit and market conditions; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; the occurrence of any event, change or other circumstance that would compromise our ability to complete the acquisition of Telx within the expected timeframe or at all; our failure to successfully integrate and operate acquired or developed properties or businesses, including Telx; the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development of properties; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and development space; difficulties in identifying properties to acquire and

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501 www.digitalrealty.com completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.